Exhibit 21

                      SUBSIDIARIES OF RIVER VALLEY BANCORP

Subsidiaries  of River Valley  Bancorp:

               Name                         Jurisdiction of Incorporation

   ---------------------------------        -----------------------------
   River Valley Financial Bank                         Federal
   Madison First Service Corporation                   Indiana
   River Valley Statutory Trust I                    Connecticut